DATE: May 20, 2021

XENIA HOTELS & RESORTS ANNOUNCES PROPOSED OFFERING OF SENIOR SECURED NOTES

Orlando, FL – May 20, 2021 - Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced that its operating partnership, XHR LP (the “Issuer”), intends to offer, subject to market conditions and other factors, $400 million aggregate principal amount of senior secured notes due 2029 (the “Notes”). The Notes will be senior secured obligations of the Issuer and will be fully and unconditionally guaranteed by the Company and certain of the Issuer’s subsidiaries that incur or guarantee the credit facilities or certain other indebtedness of the Issuer. The Issuer intends to use the net proceeds of the offering to repay borrowings under certain of the Company’s credit facilities and for general corporate purposes.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States absent registration or pursuant to an exemption from, or in a transaction not subject to, registration. The Notes will be offered and sold only to persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 U.S. lodging markets as well as key leisure destinations in the United States. The Company owns 35 hotels and resorts comprising 10,011 rooms across 15 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and The Kessler Collection. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended . You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the status and outcome of certain asset sale transactions, the suspension of operations at our hotel properties, the anticipated impact of the COVID-19 pandemic on travel, transient and group demand, the anticipated impact of such pandemic on our results of operations, and the resulting amount of cancellation and attrition fees and cost-containment efforts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business (including, but not limited to, government-imposed travel or meeting restrictions), and levels of consumer confidence in the safety of travel as a result of the pandemic; the length of the COVID-19 pandemic and severity of such pandemic in the United States; the pace of economic recovery and the recovering of consumer confidence following the

COVID-19 pandemic; our ability to implement cost-containment strategies; the adverse effects of the COVID-19 pandemic on our business or the market price of our common stock; and our ability to service, restructure or refinance our debt; our ability to be in compliance with our debt covenants; our ability to access capital on acceptable terms or at all and uncertainty in both the debt and equity capital markets; and the outcome of legal proceedings or other disputes. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake, and hereby disclaims, any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100

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